AMENDED AND RESTATED BYLAWS
                                     OF
                          OFFSHORE LOGISTICS, INC.
                           As of February 8, 1996


                                 ARTICLE 1
                                STOCKHOLDERS

         1.1 Place of Meeting; Postponement. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be specified in the notice of the meeting or in the waiver of notice thereof. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, postpone such meeting to such time and place as is specified in the notice of postponement of such meeting, which notice shall be given in accordance with Section 1.5 hereof at least ten days before the date to which the meeting is postponed.
         1.2     Annual Meeting.  The annual meeting of stockholders for
the election of directors and the transaction of other business shall be held at 10:00 A.M. on the second Thursday of November of each year, or the first business day thereafter when such date is a generally observed business holiday, or at such other time and date as may be determined by the directors, by resolution, and designated in the notice of meeting.
         1.3 Special Meetings. Special meetings of stockholders, other than the annual meeting for the election of directors, may be called at any time by the President or by resolution of the directors. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes of such meeting as set forth in the notice thereof given pursuant to Section 1.5 of the Bylaws or in any waiver of notice thereof given pursuant to Section 1.6 of the Bylaws.
         1.4 Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date for any such determination of stockholders. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the
Board of Directors adopts a resolution relating thereto.
         A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.
         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the
Corporation, request the Board of Directors to fix a record date.  The
Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received by the Secretary, adopt a resolution fixing the record date.  If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
         1.5 Notice of Meetings of Stockholders. Except as otherwise provided in Sections 1.4 and 1.6 of the Bylaws, whenever under the
General Corporation Law or the Certificate of Incorporation or the
Bylaws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes
for which the meeting is called.    A copy of the notice of any meeting
shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
         1.6 Waivers of Notice. Whenever notice is required to be given to any stockholder under any provision of the General Corporation
Law or the Certificate of Incorporation or the Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.
         1.7 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
         1.8 Quorum of Stockholders; Adjournment. The holders of a majority of the shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. In addition, any meeting of the stockholders may be adjourned at any time by the Chairman of the Board or such other person who shall be lawfully acting as chairman of such meeting of stockholders if such adjournment is deemed to be a reasonable course of action under the circumstances by the chairman of such meeting.
         1.9 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 1.4 of the Bylaws. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the Bylaws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections
212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided in the General Corporation Law, the Certificate of Incorporation or the Bylaws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. In voting on any question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with
Section 212 of the General Corporation Law.
         1.10 Certain Matters Relating to Consent of Stockholders in Lieu of Meeting. Consents of stockholders in lieu of a meeting of stockholders may be revoked by written notice (a) to the Corporation, (b) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent (the "Soliciting Stockholders"), or (c) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.
         Within ten (10) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in
Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.
         Following appointment of the inspectors, consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as practicable following the earlier of (a) the receipt by the inspectors, a copy of which shall be delivered to the Corporation, of any written demand by the Soliciting Stockholders, or (b) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation
Law, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating the number of valid and unrevoked consents and whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.
         Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting
Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.
If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.
         1.11    Notice of Stockholder Business and
Nominations. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complies with the applicable notice procedures set forth in this Section 1.11.
         For nominations or other business to be properly brought before a meeting by a stockholder pursuant to clause (c) of the first paragraph of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice in the case of an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange
Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
         Notwithstanding anything in the second sentence of the second paragraph of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholders notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
         Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or
(b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 1.11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position or positions, as specified in the Corporation's notice of meeting, if the stockholder's notice required by the second paragraph of this Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.
         Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.
         For purposes of this Section 1.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News
Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the
Exchange Act.
         Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors under specified circumstances.

                                 ARTICLE 2
                                 DIRECTORS

         2.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the Bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the Bylaws, the Board may exercise all powers and perform all acts which are not required, by the Bylaws or the Certificate of Incorporation or by law, to be exercised and performed by the stockholders.
         2.2 Number; Qualification; Term of Office. The Board shall consist of not less than three nor more than fifteen directors. The exact number of directors shall be determined from time to time by action of the Board. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.
         2.3 Restriction on Nationality. No more of the directors than a minority of the number necessary to constitute a quorum may be non-citizens of the United States of America.
         2.4 Election. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.
         2.5 Newly-Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly-created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any other reason, including the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.
         2.6 Resignations. Any director may resign at any time by written notice to the Corporation. Such resignation shall take effect on receipt thereof by the President or Secretary, or on any later date, not more than thirty days after such receipt, specified therein, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.
         2.7 Removal of Directors. Subject to the provisions of Section 141(k) of the General Corporation Law, any or all of the directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
         2.8 Compensation. Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.
         2.9 Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board of Directors shall hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business, unless the Board of Directors shall have given notice in the manner pro-vided in Section 2.11 of the Bylaws that such meeting shall be held at another time and place specified therein.
         2.10 Regular Meetings. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.
         2.11 Special Meetings. Special meetings of the Board may be called at any time by the Board by vote at a meeting, or by the President, or by a notice in writing signed by a majority of the Board. Notice of each special meeting of the Board shall be given to each director (a) by mail, at the address designated by him for that purpose or, if none is designated, at his last known address, at least two days before the date on which the meeting is to be held, or (b) at such address by telecopier, telex, telegraph, cable or wireless, or by telephone and confirmed by letter or other writing to such address, or by personal delivery, not later than the day before the date on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository of the United States Postal Service. Such mailing shall be by first class mail.
         2.12 Adjourned Meetings. A majority of the directors present at a meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.
Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.
         2.13 Waiver of Notice. Whenever notice is required to be given to any director or member of a committee of directors under any provision of the General Corporation Law or of the Certificate of Incorporation or Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.
         2.14 Quorum of Directors. A majority of the total number of directors in office shall constitute a quorum for the transaction of business at any meeting of the Board.
         2.15 Action by the Board. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or com-mittee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.15 shall constitute presence in person at such meeting. Except as otherwise provided in the General Corporation Law or the Certificate of Incorporation, the vote of a majority of the directors present (including those who participate by means of conference telephone or similar communications equipment) at any meeting at which a quorum is present, shall be the act of the Board. If a quorum be present, the directors present may continue to act by vote of a majority of a quorum until adjournment, notwithstanding the subsequent withdrawal of enough directors to leave less than a quorum or the refusal of any directors present to vote.

                                 ARTICLE 3
                          COMMITTEES OF THE BOARD

         The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, with such lawfully delegable powers and duties as it thereby confers, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any committee so designated may exercise the power and authority of the Board to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law if the resolution designating such committee, or a supplemental resolution, expressly so provides.

                                ARTICLE 4
                                 OFFICERS

         4.1 Officers. The Board shall elect a Chairman, President, a Secretary and a Treasurer, and may elect or appoint one or more Vice Presidents and such other officers as it may determine. The Board may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 4.2 of the Bylaws. Any two or more offices may be held by the same person, and none of the officers need be a director. The Board may require any officer to give a bond or other security of the faithful performance of his duties, in such amount and with such sureties as the Board may determine. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in the Bylaws or as the Board may from time to time determine.
         4.2 Removal of Officers. Any officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.
         4.3 Resignations. Any officer may resign at any time by so notifying the Board or the President or the Secretary in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.
         4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the Bylaws for the regular election or appointment to such office.
         4.5 Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.
         4.6 Chairman. The Chairman of the Board of Directors shall preside at all meetings of the directors and stockholders and have the general powers and duties of supervision and management usually vested in the office of chairman of the board of directors of a corporation.
         4.7 President. The President shall be the chief executive and operating officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. The
President shall, if present, preside at all meetings of the stockholders and the Board in the absence of the Chairman of the Board of Directors. He, or the Chairman, may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He, or the Chairman, may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board.
         4.8 Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board, the Chairman or the President.
         4.9 Secretary. The Secretary, if present, shall act as secretary of all meetings of the directors and stockholders, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the Chairman or President or a Vice President, sign certificates for shares of capital stock of the Corporation; he shall be custodian of the seal of the Corporation and may affix such seal, or a facsimile thereof, to all certificates for shares of capital stock of the Corporation and all documents, the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the Bylaws; he shall, subject to his right to delegate such duty to a duly appointed transfer agent, have charge of the stock ledger and he also shall have charge of the other books, records and papers of the Corporation relating to its organization and management as a corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the President.
         4.10 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with any provisions of the Bylaws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the Chairman, the President or the Board, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer;
exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and, in general, perform all the duties as from time to time may be assigned to him by the Board, the Chairman or by the President; and he may sign with the Chairman or the President or a Vice President certificates for shares of capital stock of the Corporation.
         4.11 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chairman or the President. Assistant Secretaries and Assistant Treasurers may, with the Chairman, the President or a Vice President, sign certificates for shares of capital stock of the Corporation.
         4.12 Restriction on Nationality. No person who is not a citizen of the United States of America shall serve as President or other chief executive officer of the Corporation or as Chairman of its Board of Directors.

                                 ARTICLE 5
                            STOCK AND DIVIDENDS

         5.1 Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation
Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof.
The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
         5.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled", with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof for the purpose of determining the persons entitled to receive dividends, to vote as such owner and for all other purposes. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.
         5.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer officers or agents and registry officers or agents at such place or places as may be determined from time to time by the Board.
         5.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.
         5.5 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Bylaws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

                                  ARTICLE 6
                               INDEMNIFICATION

         6.1 Indemnification of Directors and Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 6.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this
Article 6 and the relevant provisions of the General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
         6.2 Advancement of Expenses of Directors and Officers. The right to indemnification conferred in Section 6.1 above shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition; provided, however, that, if the General Corporation Law requires, an advancement of expenses incurred by a director or an officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this Article or otherwise.
         6.3     Right of Indemnitee to Bring Suit.  If a claim under Section
6.1 or 6.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation
(including its Board of Directors, independent legal counsel, or its stock-holders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.
         6.4 Indemnification of Employees and Agents. The Corpora-tion may, to the extent authorized from time to time by the Board, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.
         6.5 Advancement of Expenses of Employees and Agents. In addition to the indemnification provisions of Section 6.4 above, the Corporation may, to the extent authorized from time to time by the Board, pay the expenses incurred in defending any proceeding to which such indemnification provision is applicable in advance of its final disposition; provided, however, that, if the General Corporation Law requires, an advancement of expenses incurred by an employee or agent shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such employee or agent, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such employee or agent is not entitled to be indemnified for such expenses under this Article or otherwise.
         6.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the provisions of Section 6.1 or 6.4 of the Bylaws or under
Section 145 of the General Corporation Law or other provision of law.

                                 ARTICLE 7
                               MISCELLANEOUS

         7.1 Seal. The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word "Delaware".
         7.2 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.
         7.3 Fiscal Year. The fiscal year of the Corporation begins on July 1, and may be changed by resolution of the Board.
         7.4 Voting of Shares Held. Unless otherwise provided by resolution of the Board, the President may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.
         7.5 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, if any, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.
         7.6 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders or directors.

                                 ARTICLE 8
                                AMENDMENTS

         The Bylaws may be altered, amended, supplemented or repealed, or new Bylaws may be adopted, by vote of the holders of a majority of the shares entitled to vote in the election of directors. The Bylaws may be altered, amended, supplemented or repealed, or new Bylaws may be adopted, by the Board. Any Bylaws adopted, altered, amended, or supplemented by the Board may be altered, amended, or supplemented or repealed by the stockholders entitled to vote thereon.